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                              Product License Agreement


1.  Parties:

This Agreement is between Planet Cash, Inc., a Nevada corporation with its principal place of business at 3885 S. Decatur Blvd., Suite 2010, Las Vegas, Nevada, 89103, ("Planet Cash"),Steven Allyn Wirrick, an individual residing in Bellevue,Washington, 98006, ("Wirrick"), and Wade Cook Financial Corporation, a Nevada corporation with its principal place of business at 14675 Interurban Avenue South, Seattle, Washington, 98168, and/or its agents and assigns, including any subsidiary ("WCFC").

2.  Term:

This Agreement shall take effect September 1, 1997 and remain in effect through September 1, 2002. At the sole option of WCFC this Agreement may be extended for two additional 5-year periods upon 30 days written notice. This Agreement may be further extneded upon mutual agreement between the parties.

3.  Agreement:

WCFC hereby agrees to license from Planet Cash and Wirrick rights in the Planet Cash/Wirrick IP, which Planet Cash or Wirrick either owns or controls,for the purpose of producing and marketing seminars, audio tapes,videotapes, documents and writings related to the Planet Cash/Wirrick IP. This license shall be an exclusive world-wide license. A list of current Products to which WCFC currently has the rights under the terms of this Agreement is attached as "Exhibit A." Additional works owned or controlled by Planet Cash or Wirrick shall be licensed to WCFC under the terms of this master license Agreement by executing individual "Intellectual Property License Orders" ("IP Orders") in the form of "Exhibit B." Specific IP Orders shall be signed and dated by the licensor of the intellectual property (Planet Cash or Wirrick) and by the licensee (WCFC or its subsidiaries) in order to be effective. The term of each IP Order shall be for the remainder of the term of this Agreement unless otherwise specified in writing.

4.  Earned Royalties:

WCFC shall pay to Planet Cash, Wirrick, or its/his agent as requested by Wirrick in writing, a royalty of ten percent (10%) of all gross sales for Products licensed hereunder. No royalty shall be payable on copies furnished gratis to Planet Cash or Wirrick or for review, returned products, destroyed products, products given away free for publicity,

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promotional purposes, or to introduce additional sales. Royalties shall be paid quarterly according to WCFC Accounting Department's standard payment schedule.

5.  Marketing and Promotion:

WCFC shall have the right to promote and advertise Products as it deems appropriate.

6.  Author's Warranty:

Planet Cash and Wirrick each represent and warrant to WCFC that the work is original and that Warrick is the sole author and proprietor thereof, and has full power to enter into this Agreement, Planet Cash and Wirrick agree to indemnify and hold harmless WCFC against any damage or judgment, including court costs and attorneys' fees, which may be sustained or recovered against WCFC by reason of the publication, marketing,or sale of any of the Products subject to this Agreement or arising from anything contained therein. Planet Cash and Wirrick also agree to reimburse WCFC for all expenses, including court costs, attorneys' fees, and amounts paid in settlement, sustained by WCFC in resisting any claim, demand, suit, action or proceeding asserted or instituted against WCFC as a result of the sale of any Product or by reason of anything contained therein.

7.  Rights to Use Likeness:

Planet Cash and Wirrick hereby consent to the use of Planet Cash's and/or Wirrick's name, likeness, identity, trademarks and trade symbols, for the purposes of fulfilling this Agreement and in connection with the promotion, advertising, distribution, financing, marketing and production of the Products or derivatives therefrom, and for general organizational promotional purposes. Wirrick agrees to participate in the production of video recordings and/or audio recordings at the request of WCFC, consents to the use and reproduction by WCFC of such video and reproduction by WCFC of such video and audio recordings. Wirrick releases WCFC from any and all liabilities arising from the use of Wirrick's image.

8. Examination of Books:

WCFC shall make available to Planet Cash and/or Wirrick, within 30 days written notice, at its headquarters, the financial books related to payment of royalties hereunder.

9.  Copyright:

WCFC will, in all published versions of the Products, place a Copyright Notice in a form and place that complies with the requirement of the United States Copyright law, showing that the owner of the copyright rights in and to the Products is Wirrick or Planet Cash and that said rights have been licensed to WCFC and/or its publishing subsidiary. Such notice shall not be construed as in any way affecting or diminishing any of the rights granted to WCFC under this Agreement. Wirrick or Planet Cash shall execute and

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deliver to WCFC and documents necessary or desirable to evidence or effectuate the rights granted to WCFC under this Agreement. The "copyright laws" shall be construed to be those now or hereafter in force in the United States. Wirrick agrees to register and maintain said copyright with the U.S. Copyright Office in accordance with directions provided by WCFC.

10.  Derivative Work:

WCFC reserves the exclusive right to publish audio and/or video derivations of any written publications licensed herein. The same terms and conditions as set forth herein shall apply to each such audio and video derivations of the Products. WCFC shall have exclusive rights to create derivative works for promotional purposes. WCFC shall have sole copyright for any such derivative works created by WCFC. Planet Cash and Wirrick acknowledge that WCFC is in the seminar and publication business related to investments and will continue to market products similar to those licensed herein.

11.  Promotional Materials:

WCFC shall own any and all promotional materials created by WCFC to sell the Products including titles, packaging design,and marketing materials. Upon termination of the Agreement, all rights of ownership of said promotional materials shall remain with WCFC. All copyrighted materials owned by Planed Cash or Wirrick included in the Products shall remain the property of Planet Cash or Wirrick.

12.  Infringement of Copyright:

If during the existence of this Agreement the copyright shall be infringed or a claim for unfair competition shall arise from the unauthorized use of the Products or any part thereof, but not limited to, the format thereof of the characters or situations contained herein, and if the parties proceed jointly, the expenses and recoveries, if any, shall be shares equally, and if they do not proceed jointly, either party shall have the right to prosecute such action, and such party shall bear the expenses thereof, and any recoveries shall belong to such party. If such party shall not hold the record title of the copyright, the other party hereby consents that the action be brought in its or his name. WCFC shall not be liable to Planet Cash or Wirrick for failure to take such legal steps.

13.  Disputes:

Any dispute between the parties arising out of this Agreement which cannot be amicably settled shall be referred to arbitration upon written notice by either party to the other. The arbitration shall be governed by the laws of the State of Washington. Said arbitration is to be held in Seattle, Washington. Any award rendered in arbitration shall be binding and conclusive upon the parties and shall not be subject to appeals or retrying by the court.



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14. ATTORNEY FEES:

In the event this Agreement is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs, costs of either litigation, mediation, or arbitration (whichever is appropriate), whether or not a suit or action is filed, and any other fees or expenses reasonably incurred by the none-defaulting party.

15. JURISDICTION:

This Agreement shall be governed by the laws of Washington.

16. FINAL AGREEMENT:

This Agreement is the entire, final and complete agreement of the parties and supersedes all written and oral agreements heretofore made or existing by and between the parties or their representatives.

IN WITNESS WHEREOF the parties hereto have executed and duly witnessed this Agreement as of the day and year written below.

PLANET CASH, INC.

By: /s/ JOHN V. CHILDERS, JR., PRES.
   ---------------------------------
John V. Childers, Jr., President
Dated:  March 23, 1998


STEVEN ALLYN WIRRICK, INDIVIDUALLY

 /s/ STEVEN ALLYN WIRRICK
----------------------------------
Steven Allyn Wirrick
Dated: March 23, 1998


WADE COOK FINANCIAL CORPORATION

By: /s/ WADE B. COOK
----------------------------------
Wade B. Cook, President and CEO
Dated:




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                         EXHIBIT A

A list of current products to which Planet Cash currently has the rights to and is licensing to WCFC:

1. Seven Special Reports
   A) #701 - S Strategy for Success
   B) #702 - The Psychology of Trading
   C) #703 - Measuring Market Sentiment
   D) #704 - A Day late and a Dollar Short
   E) #705 - A Picture is Worth a Thousands of Dollars
   F) #706 - Know When to Hold 'em, Know When to Fold 'em
   G) #707 - Commandments of Trading

2. High Octane Options Audio Set
   A) #8101 - Psychology of Trading
   B) #8102 - Psychology of the Market
   C) #8103 - Trend Analysis
   D) #8104 - Timing is Crucial
   E) #8105 - Options 101
   F) #8106 - Strategies
   G) #8107 - Chart Patterns
   H) #8108 - Rules of Thumb and Money Management

3. Workbook Titles:
   A) High Octane Options - Audio Edition
   B) High Octane Options - Reference Charts
   C) High Octane Options - Supplemental Charts

4. High Impact Trading Audio Set
   A) #4001 - Option Basics
   B) #4002 - The Trend is Your Friend
   C) #4003 - High Octane Options Overview
   D) #4004 - The Greatest Money Making Secret in the World
   E) #4005 - Take the Money and Run
   F) #4006 - The Buck Starts Here
   G) #4007 - Road Map to Riches
   H) #4008 - Use of Profit & Loss Charts Special Report
   I) #4009 - The Secret to Pricing Options - Never Pay Too Much
              Again Special Report

5. High Octane Options Seminar or High Octane Option Play Strategies - One day event to learn the strategies created by Steve Wirrick about trading in the options market.

6. Options Bootcamp - Two day event covering advanced options strategies created by Steve Wirrick.

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                                 EXHIBIT B


LICENSE ORDER


EFFECTIVE DATE:
EXECUTION DATE:
LICENSOR:

LICENSEE:
ENDING DATE:

PRODUCTS:
PUBLICATIONS, VIDEO & AUDIO TAPES:






WADE COOK FINANCIAL CORPORATION

By:
   ----------------------------
Name:
Title:

STEVEN ALLYN WIRRICK

By:
   ----------------------------
Name: